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As filed with the Securities and Exchange Commission on May 16, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRIC COMMUNICATIONS, INC.
(Exact name of the Registrant as specified in its charter)

Delaware	77-0368092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1421 McCarthy Blvd.
Milpitas, California 95035
(408) 955-1920
(Address, including zip code and telephone number, including area code, of the Registrant's principal executive offices)

Kim S. Silverman
Vice President and Chief Financial Officer
GRIC Communications, Inc.
1421 McCarthy Blvd.
(408) 955-1920
(Name, address, including zip code and telephone number, including area code, of the Registrant's agent for service)

Copies to:
Horace L. Nash, Esq.
H. Daniel Kim, Esq.
Fenwick & West LLP
Two Palo Alto Square
Palo Alto, California 94306
(650) 494-0600

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share	11,295,174	$1.81	$20,444,264.94	$1,880.87
Total	11,295,174			$1,880.87

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq National Market on May 13, 2002.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

(Subject to completion, dated May 16, 2002)

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

GRIC COMMUNICATIONS, INC.

11,295,174 Shares
Common Stock

        All of the 11,295,174 shares of common stock of GRIC Communications, Inc. are being sold by the selling stockholders named on page 4 of this prospectus. We will not receive any proceeds from the sale of shares offered by the selling stockholders. See "Selling Stockholders" and "Plan of Distribution."

        Our common stock is traded on the Nasdaq National Market under the symbol "GRIC." The shares of common stock to be offered under this prospectus will be sold as described under "Plan of Distribution." The closing price per share of our common stock on the Nasdaq National Market on May 13, 2002 was $1.90 per share.

        Investing in our common stock involves a high degree of risk. Please carefully consider the "Risk Factors" beginning on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                        , 2002.

        In connection with this offering, no person is authorized to give any information or to make any representations not contained in or incorporated by reference in this prospectus. If information is given or representations are made, you may not rely on that information or those representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those offered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not imply from the delivery of this prospectus, nor from any sale made under this prospectus, that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus.

TABLE OF CONTENTS

Forward-Looking Statements	2
GRIC Communications, Inc.	3
Risk Factors	3
Use of Proceeds	3
Selling Stockholders	4
Plan of Distribution	9
Legal Matters	11
Experts	11
Documents Incorporated by Reference	11

        Unless the context otherwise requires, the terms "we," "us," "our" and "GRIC" refer to GRIC Communications, Inc., a Delaware corporation, and its subsidiaries. GRIC is our trademark and is registered in certain jurisdictions. Other trademarks and tradenames appearing in this prospectus are the property of their respective holders.

FORWARD-LOOKING STATEMENTS

        We make many statements in this prospectus and in the documents we incorporate by reference in this prospectus that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to our future plans, objectives, expectations and intentions. We may identify these statements by the use of words such as "believe," "expect," "anticipate," "intend" and "plan" and similar expressions. The forward-looking statements include our expectations and projections about our business that are contained in the "Management's Discussion and Analysis" section of our periodic reports under the Exchange Act. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we discuss under in "Factors That May Affect Future Results" in documents incorporated by reference into this prospectus. These forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference, as applicable, and we caution you not to rely on these statements without also considering the associated risks and uncertainties.

GRIC COMMUNICATIONS, INC.

        We provide services and software that enable our customers to offer remote access and other Internet-based mobile office communications services to their end users worldwide. Our customers include telecommunications companies, Internet service providers, corporate enterprises and newly emerging communications service providers.

        From our incorporation in 1994 until 1997 we were both an Internet service provider in Northern California and an independent software developer for the Internet service provider community. In 1997, we sold our local Internet service provider business. Since that time most of our revenue has come from providing settlement and clearinghouse services for our customers, who are members of the GRIC TierOne Network. As a result of our ability to provide these services, customers of any Internet service provider that is a member of the GRIC TierOne Network, may access the Internet while outside his local service area without incurring long-distance telephone charges by accessing another member's network. From late 1998 until January 2001, we primarily provided Internet telephony services that were characterized by high revenues that generated low margins. In January 2001 we ceased providing those services to focus on providing Internet-based mobile office communications services based on our clearinghouse and settlement capabilities to service providers and corporate enterprises globally.

RISK FACTORS

        Before you decide to purchase shares of our common stock, you should carefully consider these risks, together with all of the other information contained or incorporated by reference in this prospectus. These risks could cause our future results to differ materially from those expressed or implied in any forward-looking statements we make. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

        The information section in the section entitled "Factors that May Affect Future Results" in our quarterly report on Form 10-Q for the quarter ended March 31, 2002 is incorporated by reference herein. For more information, please see "Documents Incorporated by Reference" beginning on page 11 of this prospectus.

USE OF PROCEEDS

        We will not receive any proceeds from the sales of common stock by selling stockholders under this prospectus. Any warrant exercise proceeds we receive will be used for working capital. The warrants also contain a "net exercise" provision, pursuant to which selling stockholders may elect to exercise the warrants without paying cash. Pursuant to that provision, to the extent the exercise price per warrant share is less than the market price per share at the time of exercise, the exercising holder can acquire shares by surrendering a portion of the warrant shares, as determined under the terms of the warrant.

SELLING STOCKHOLDERS

Beneficial ownership

        The following table sets forth:

  •
  the number of shares beneficially owned as of May 16, 2002 by each selling stockholder named below;

  •
  the number of shares that be may offered and sold from time to time by each selling stockholder pursuant to this prospectus; and

  •
  the number of shares that would be owned by each selling stockholder assuming each selling stockholder sells all of the shares offered by that person in this prospectus.

        The selling stockholders may sell an aggregate of up to 11,295,174 shares of our common stock pursuant to this prospectus. These shares are issuable upon conversion of shares of our Series A Preferred Stock, whether currently outstanding or issuable upon exercise of warrants currently outstanding. The warrants contain a "net exercise" provision, pursuant to which selling stockholders may elect to exercise the warrants without paying cash, in which case the selling stockholder would acquire fewer shares than those indicated below. The selling stockholders also hold shares of common stock that are not being offered or sold under this prospectus. These shares are included in the table below.

        The information in this section of the prospectus regarding share-ownership by the selling stockholders is based on 20,053,398 shares outstanding as of April 30, 2002. We calculated beneficial ownership according to Rule 13d-3 of the Securities Exchange Act as of that date. Shares issuable upon exercise of options or warrants that are exercisable within 60 days after May 16, 2002 are included as beneficially owned by the option holder or warrant holder. Beneficial ownership generally includes voting and investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned. The selling stockholders entered into a Voting Agreement on January 30, 2002, as amended April 19, 2002; as a result, they may be deemed to have shared voting power with respect to all of the shares owned by the other selling stockholders.

        Except as described below, no selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. The selling stockholders may from time to time offer and sell any or all of their shares as listed below. Because the selling stockholders are not obligated to sell their shares, and because they may also acquire publicly traded shares of our common stock, we cannot estimate how many shares each selling stockholder will beneficially own after this offering. We may update, amend or supplement this prospectus from time to time to update the disclosure in this section.

	Shares of Common Stock Beneficially Owned Prior to the Offering*			Shares of Common Stock Beneficially Owned After the Offering*
Selling Stockholder			Number of Shares Being Offered
	Number	Percent		Number	Percent
Asia Pacific Growth Fund III, L.P. (1)	18,679,400	57.7	7,530,120	11,148,095	34.4
Vertex Technology Fund Ltd. (2)	18,679,400	57.7	753,011	17,925,204	55.4
Vertex Technology Fund (II) Ltd. (3)	18,679,400	57.7	753,011	17,925,204	55.4
Vertex Technology Fund (III) Ltd. (4)	18,679,400	57.7	753,011	17,925,204	55.4
STT Ventures Ltd. (5)	18,679,400	57.7	753,011	17,925,204	55.4
Green Dot Capital (BVI) Inc. (6)	18,679,400	57.7	376,505	18,301,710	56.5
Singapore Computer Systems Limited (7)	18,679,400	57.7	376,505	18,301,710	56.5

Total:			11,295,174

*
Based on Schedule 13D filed on April 29, 2002 by each of the selling stockholders other than Asia Pacific Growth Fund III, L.P. and Schedule 13D filed on May 1, 2002 by Asia Pacific Growth Fund III, L.P.

(1)
Includes 6,024,096 shares issuable upon conversion of shares of preferred stock held by Asia Pacific Growth Fund III, L.P. ("APGF III") and 1,506,024 shares that may be obtained upon exercise of warrants held by APGF III. Also includes (i) 6,351,824 shares, (ii) 1,032,402 shares that may be acquired upon exercise of options, and (iii) 3,765,054 shares issuable upon conversion of preferred stock or upon exercise of warrants, that are held of record by persons other than APGF III, and of which APGF III expressly disclaims beneficial ownership. Excluding shares held of record by selling stockholders other than APFG III, APGF III owns 23.3% of our common stock prior to this offering and no shares of our common stock after this offering. Mr. Ta-lin Hsu, who is an affiliate of APGF III, was a member of our board of directors prior to May 2000.

(2)
Includes 688,240 shares held of record by Vertex Technology Fund Ltd. ("VTF"), 602,409 shares issuable upon conversion of shares of preferred stock held by VTF and 150,602 shares that may be obtained upon exercise of warrants held by VTF. Vertex Management (II) Pte Ltd ("VM2") and its President, Mr. Kheng Nam Lee, may be deemed to have the power to vote and dispose of the shares held of record by VTF pursuant to a power of attorney granted by VTF to VM2. In addition, Vertex Venture Holdings Ltd (formerly Vertex Venture Holdings Pte Ltd) ("VVH"), as the majority shareholder of VTF, and Singapore Technologies Pte Ltd ("STPL"), as the majority shareholder of VVH, may also be deemed to have the power to vote and dispose of these shares. Mr. Lee is a member of our Board of Directors. Also includes (i) 5,663,584 shares, (ii) options to purchase 1,032,402 shares that may be acquired upon exercising options, and (iii) 10,542,163 shares issuable upon conversion of preferred stock or upon exercise of warrants, that are held of record by persons other than VTF, and of which VTF expressly disclaims beneficial ownership. Excluding shares held of record by selling stockholders other than VTF, VTF owns 4.5% of our common stock prior to this offering and 2.1% of our common stock after this offering.

(3)
Includes 602,409 shares issuable upon conversion of shares of preferred stock held by Vertex Technology Fund (II) Ltd. ("VTF2") and 150,602 shares that may be obtained upon exercise of warrants held by VTF2. VM2 and Mr. Lee may be deemed to have the power to vote and dispose of the shares held by VTF2 pursuant to a power of attorney granted by VTF2 to VM2. In addition, VVH, as the majority shareholder of VTF2, and STPL, as the majority shareholder of VVH, may also be deemed to have the power to vote and dispose of these shares. Also includes (i) 6,351,824 shares, (ii) 1,032,402 shares that may be acquired upon exercise of options, and (iii) 10,542,163 shares that may be acquired upon conversion of preferred stock or upon exercise of warrants, that are held of record by persons other than VTF2, and of which VTF2 expressly disclaims beneficial ownership. Excluding shares held of record by selling stockholders other than

  VTF2, VTF2 owns 2.3% of our common stock prior to this offering and no shares of our common stock after this offering.

(4)
Includes 602,409 shares issuable upon conversion of shares of preferred stock held by Vertex Technology Fund (III) Ltd. ("VTF3") and 150,602 shares that may be obtained upon exercise of warrants held by VTF3. VM2 and Mr. Lee may be deemed to have the power to vote and dispose of the shares held by VTF3 pursuant to a power of attorney granted by VTF3 to VM2. In addition, VVH, as the majority shareholder of VTF3, and STPL, as the majority shareholder of VVH, may also be deemed to have the power to vote and dispose of these shares. Also includes (i) 6,351,824 shares, (ii) 1,032,402 shares that may be acquired upon exercise of options, and (iii) 10,542,163 shares issuable upon conversion of preferred stock or upon exercise of warrants, that are held of record by persons other than VTF3, and of which VTF3 expressly disclaims beneficial ownership. Excluding shares held of record by selling stockholders other than VTF3, VTF3 owns 2.3% of our common stock prior to this offering and no shares of our common stock after this offering.

(5)
Includes 602,409 shares issuable upon conversion of shares of preferred stock held by STT Ventures Ltd ("STT") and 150,602 shares that may be obtained upon exercise of warrants held by STT. STT Communications Ltd ("STT Comm"), as the sole shareholder of STT, Singapore Technologies Telemedia Pte Ltd ("ST Tel"), as the majority shareholder of STT Comm, and STPL, as the sole shareholder of ST Tel, may be deemed to have the power to vote and dispose of these shares. Also includes (i) 6,351,824 shares, (ii) 1,032,402 shares that may be acquired upon exercise of options, and (iii) 10,542,163 shares issuable upon conversion of preferred stock or upon exercise of warrants, that are held by persons other than STT, and of which STT expressly disclaims beneficial ownership. Excluding shares held of record by selling stockholders other than STT, STT owns 2.3% of our common stock prior to this offering and no shares of our common stock after this offering.

(6)
Includes 301,204 shares issuable upon conversion of preferred stock held by Green Dot Capital (BVI) Inc. ("GDC BVI") and 75,301 shares that may be obtained upon exercise of warrants held by GDC BVI. Green Dot Capital Pte. Ltd. ("GDCPL"), as the sole shareholder of GDC BVI, and STPL, as the sole shareholder of GDCPL, may be deemed to have the power to vote and dispose of these shares. Also includes (i) 6,351,824 shares, (ii) 1,032,402 shares that may be acquired upon exercise of options, and (iii) 10,918,669 shares issuable upon conversion of preferred stock or upon exercise of warrants, that are held by persons other than GDC BVI, and of which GDC BVI expressly disclaims beneficial ownership. Excluding shares held of record by selling stockholders other than GDC BVI, GDC BVI owns 1.2% of our common stock prior to this offering and no shares of our common stock after this offering.

(7)
Includes 301,204 shares issuable upon conversion of preferred stock held by Singapore Computer Systems Limited ("SCS") and 75,301 shares that may be obtained upon exercise of warrants held by SCS. GDCPL owns approximately 40% of the outstanding shares of SCS, and STPL owns all of the outstanding shares of GDCPL and also has ownership interests in certain other shareholders of SCS. As a result, GDCPL and STPL may be deemed to have the power to vote and dispose of these shares. Also includes (i) 6,351,824 shares, (ii) 1,032,402 shares that may be acquired upon exercise of options, and (iii) 10,918,669 shares issuable upon conversion of preferred stock or upon exercise of warrants, that are held by persons other than SCS, and of which SCS expressly disclaims beneficial ownership. Excluding shares held of record by selling stockholders other than SCS, SCS owns 1.2% of our common stock prior to this offering and no shares of our common stock after this offering.

Recent Stock Sale

        On April 19, 2002, we sold 9,036,140 shares of Series A Preferred Stock and warrants to purchase 2,259,034 shares of Series A Preferred Stock to the selling stockholders under the terms of the Amended and Restated Series A Preferred Stock and Warrant Purchase Agreement dated April 19, 2002 (the "Purchase Agreement"). The Series A Preferred Stock is convertible into shares of common stock and we are registering the maximum number of shares of common stock that can be issued upon conversion of all outstanding Series A Preferred Stock and upon cash exercise of all warrants for Series A Preferred Stock and conversion of such shares.

        Concurrently with the Purchase Agreement, we entered into an Investors' Rights Agreement, a Stockholder Agreement and an Amended and Restated Voting Agreement, and certain of our stockholders, including each of the selling stockholders, entered into an Amended and Restated Lock-up Agreement, each dated as of April 19, 2002. Under the Investors' Rights Agreement, we agreed to file, within 30 days, a registration statement on Form S-3 to register the resale of the shares of common stock issuable upon the conversion of the Series A Preferred Stock and to use our best efforts to have it declared effective within 120 days. We are required to maintain the effectiveness of the registration statement for two years. In the Investors' Rights Agreement, we agreed to use our best efforts to have a second registration statement on Form S-3 declared effective by the Securities and Exchange Commission by April 19, 2004 and to maintain its effectiveness until April 19, 2006. Our obligation to keep any registration statement effective will cease as to any shares of common stock underlying the Series A Preferred Stock that can be resold under Rule 144(k) of the Securities Act of 1933. Under certain circumstances, we will be entitled to prohibit the investors from using the registration statements for the resale of their shares twice in any twelve-month period, provided, however, that these "blackout periods" may not exceed 90 days in the aggregate in any 12-month period.

        Under the Amended and Restated Lock-up Agreement, each of the selling stockholders and other GRIC stockholders agreed to lock-up the common stock that they already own, the Series A Preferred Stock that they purchased in the private placement and the common stock issuable upon conversion of the Series A Preferred Stock. Under this agreement, the selling stockholders other than GDC BVI and SCS agreed to not transfer any of these shares other than to affiliates until July 30, 2002, except under limited circumstances. This restriction will lapse as to 25% of their securities on July 30, 2002, an additional 25% of their securities on October 30, 2002, and as to their remaining 50% of the securities on January 30, 2003. GDC BVI and SCS agreed to the same restriction except that this restriction lapsed as to 15% of their securities on the day of purchase which is April 19, 2002, and will lapse as to an additional 25% of their securities on the day that is six months from the date of purchase, and additional 25% of their securities on the day that is nine months from the date of purchase, and as to the remaining 35% of their securities on the day that is 12 months from the date of purchase.

        Under the Amended and Restated Voting Agreement, initially up to four of our directors will be designated by the selling stockholders and the parties to such agreement have agreed to vote their shares in favor of such designees. Initially, seven of the ten members of our board will be elected by the holders of our common stock and the remaining three members will be elected by the holders of our Series A Preferred Stock. This agreement provides that of the seven directors to be elected by the holders of our common stock, one of the directors will be designated by VTF, VTF2 and VTF3, and of the three directors to be elected by the holders of our Series A Preferred Stock, two will initially be designated by APGF III and its affiliates and one will initially be designated by VTF, VTF2, VTF3 and their affiliates. This arrangement will remain in effect until the time the holders of the Series A Preferred Stock no longer have a right to elect any member of our board under the terms of our certificate of incorporation as amended, and the number of directors that the selling stockholders have a right to designate will be reduced based on their ownership of security in GRIC. Pursuant to the terms of the Amended and Restated Voting Agreement, immediately after the closing of the private placement on April 19, 2002 APGF III designated Robert Shen and Mark Hsu, and VTF, VTF2 and VTF3 designated Hock Chuan Tam, and each of the designees was elected by the holders of the Series A Preferred Stock to the board of directors.

        Under the Stockholder Agreement, the selling stockholders are required to cause all shares of our Series A Preferred Stock and common stock held by them and their affiliated transferees to be voted in favor of any of the following proposed transactions in which a majority (not counting the affirmative votes of the investors' shares for purposes of determining such majority) of our outstanding common stock and Series A Preferred Stock, voting together, has been voted in favor: (i) any transaction contemplating a change of control of GRIC pursuant to an agreement approved by our board of directors provided that the selling stockholders receive at least $3.32 in monetary value for each share of their Series A Preferred Stock; (ii) the sale and issuance of our common stock in a public offering; and (iii) any acquisition by us of another company in which the consideration is shares of common stock. Further, each of the selling stockholders agreed not to:

  •
  sell shares of our capital stock that would constitute more than 20% of our total voting power for more than 10% above the then current trading price of our stock, subject to limited exceptions;

  •
  sell our capital stock to anyone who to their knowledge is seeking control of GRIC, subject to limited exceptions;

  •
  propose any specific action to be taken by our board of directors or our stockholders;

  •
  nominate any director that has not already been nominated in accordance with the Amended and Restated Voting Agreement; or

  •
  elect a majority of the directors of the board for the purpose of controlling the policies of GRIC.

PLAN OF DISTRIBUTION

        The selling stockholders will be offering and selling up to all of the shares covered by this prospectus. We will not receive any of the proceeds of the sales of these shares. Offers and sales of shares made with this prospectus must comply with the terms of the Investors' Rights Agreement we entered into with the selling stockholders and the Amended and Restated Lock-up Agreement entered into among certain of our stockholders including each of the selling stockholders.

Who may sell and applicable restrictions

        Shares may be offered and sold directly by the selling stockholders from time to time. The selling stockholders may transfer, devise or gift shares by other means. Selling stockholders may also resell all or a portion of their shares in open market transactions in reliance upon available exemptions under the Securities Act, such as Rule 144, provided they meet the criteria and confirm to the requirements of one of these exemptions.

        Alternatively, the selling stockholders may from time to time offer shares through brokers, dealers or agents. Brokers, dealers, agents or underwriters participating in transactions may receive compensation in the form of discounts, concessions or commissions from the selling stockholders (and, if they act as agent for the purchaser of the shares, from that purchaser). The discounts, concessions or commissions might be in excess of those customary in the type of transaction involved.

        The selling stockholders and any brokers, dealers or agents who participate in the distribution of the shares may be deemed to be underwriters, and any profits on the sale of shares by them and any discounts, commissions or concessions received by any broker, dealer or agent might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling stockholders may be deemed to be underwriters, the selling stockholders may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        In addition, some of the selling stockholders are venture capital funds or corporations which may, in the future, distribute their shares to their partners, stockholders or trust beneficiaries, respectively, which distributees may likewise distribute further such shares. Distributed shares may later be sold by such partners, stockholders or trust beneficiaries, or by any of their respective distributees.

        In order to comply with certain states' securities laws, if applicable, the shares will be sold in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

Prospectus delivery

        Because selling stockholders may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. A prospectus supplement or a post-effective amendment will be filed with the Securities and Exchange Commission to reflect the disclosure of additional information with respect to the distribution of the shares. In addition, if we receive notice from a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed.

Manner of sale

        The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made over the Nasdaq National Market or the over-the-counter market. The shares may be sold at then prevailing market prices, at prices related to prevailing market prices, at fixed prices or at other negotiated prices.

        The shares may be sold according to one or more of the following methods:

  •
  a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resale by the broker or dealer for its account as allowed under this prospectus;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  pledges of shares to a broker-dealer or other person, who may, in the event of default, purchase or sell the pledged shares;

  •
  an exchange distribution under the rules of the exchange;

  •
  face-to-face transactions between sellers and purchasers without a broker-dealer; and

  •
  by writing options.

Hedging transactions

        In addition, selling stockholders may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made under this prospectus. For example, the selling stockholders may:

  •
  enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with selling stockholders;

  •
  sell shares short themselves and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

  •
  write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which they settle through delivery of the shares;

  •
  enter into option transactions or other types of transactions that require the selling stockholder to deliver shares to a broker, dealer or other financial institution, who may then resell or transfer the shares under this prospectus; or

  •
  loan the shares to a broker, dealer or other financial institution, who may sell the loaned shares.

These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered under this prospectus, and that broker, dealer or other financial institution may resell those shares under this prospectus.

Expenses associated with registration

        We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing and duplication expenses, administrative expenses, legal fees and accounting fees. If the shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts, underwriting commissions and agent commissions.

Indemnification and contribution

        In the Investors' Rights Agreement, we and the selling stockholders have agreed to indemnify or provide contribution to each other and specified other persons against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act. The selling stockholders may also agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act.

Suspension of this offering

        We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of material fact or omit to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each selling stockholder.

LEGAL MATTERS

        Fenwick & West LLP, Palo Alto, California, has provided us with a legal opinion as to the validity of the issuance of the shares of common stock offered with this prospectus.

EXPERTS

        The consolidated financial statements of GRIC Communications, Inc. incorporated by reference in GRIC Communications, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

        The Securities and Exchange Commission allows us to incorporate by reference in this prospectus the information that we file with the SEC. This means that we can disclose important information by referring the reader to those SEC filings. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the Commission will update and supersede this information. We incorporate into this prospectus by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until termination of the offering:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2001;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

  •
  our Current Reports on Form 8-K filed January 31, 2002 and April 29, 2002;

  •
  our proxy statement filed March 12, 2002; and

  •
  the description of our common stock contained in our registration statement on Form 8-A (File No. 000-27871) filed with the Securities and Exchange Commission on October 29, 1999.

        To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference, the statement in this prospectus shall control. Such inconsistent incorporated statement shall not be deemed, except as modified or superceded, to constitute a part of this prospectus or the registration statement.

        Because we are subject to the informational requirements of the Exchange Act, we file reports and other information with the Securities and Exchange Commission. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference

Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the Commission. You should refer to the registration statement for further information with respect to us and our common stock. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement.

        We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated into this prospectus by reference (except exhibits, unless they are specifically incorporated by reference into this prospectus). You should direct any requests for copies to GRIC Communications, Inc., at 1421 McCarthy Blvd., Milpitas, California 95035, Attention: General Counsel, telephone: (408) 955-1920.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the shares being registered hereby. Normal commission expenses and brokerage fees are payable individually by the selling stockholders. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$1,880.87
Accounting fees and expenses	15,000.00
Legal fees and expenses	25,000.00
Printing and Other Miscellaneous Fees	5,000.00
Total	$46,880.87

ITEM 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the "Securities Act").

        As permitted by the Delaware General Corporation Law, the registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to registrant or its stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); and

  •
  for any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, the registrant's bylaws also provide that:

  •
  the registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

  •
  the registrant may indemnify its agents as set forth in the Delaware General Corporation Law, unless otherwise required by law, our certificate of incorporation or agreement;

  •
  the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

  •
  the rights conferred in the bylaws are not exclusive; and

  •
  the registrant may not retroactively amend the bylaws provisions relating to indemnity.

        The registrant has entered into indemnity agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant's certificate of incorporation and to provide additional procedural protections.

        Reference is also made to Section 7 of the Underwriting Agreement relating to the registrant's initial public offering, effected pursuant to a registration statement on Form S-1 (File No. 333-87497), which provides for the indemnification of officers, directors and controlling persons of the registrant against certain liabilities. The indemnification provision in the registrant's certificate of incorporation, bylaws and the indemnity agreements entered into between the registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the registrant's directors and officers for liabilities arising under the Securities Act.

        The registrant maintains directors' and officers' liability insurance that includes coverage for certain securities matters.

        See also the undertakings set out in response to Item 17.

ITEM 16.    Exhibits.

        The following exhibits are filed with this registration statement or incorporated into this registration statement by reference:

		Incorporated by Reference
Exhibit Number	Exhibit Description					Filed Herewith
		Form	File No.	Exhibit	Filing Date
3.05	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation	8-K	000-27871	3.05	4/29/02
4.03	Investors' Rights Agreement dated April 19, 2002 among Registrant and the security holders listed in the agreement.	8-K	000-27871	4.03	4/29/02
5.01	Opinion of Fenwick & West LLP regarding the legality of the shares being registered.					X
10.29	Amended and Restated Series A Preferred Stock and Warrant Purchase Agreement dated April 19, 2002.	8-K	000-27871	10.29	4/29/02
10.30	Amended and Restated Voting Agreement dated April 19, 2002.	8-K	000-29871	10.30	4/29/02
10.31	Stockholder Agreement dated April 19, 2002.	8-K	000-29871	10.31	4/29/02
10.32	Amended and Restated Lock-up Agreement dated April 19, 2002.	8-K	000-29871	10.32	4/29/02
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X
23.02	Consent of Ernst & Young LLP, Independent Auditors.					X
24.01	Power of Attorney (see page II-4).					X

ITEM 17.    Undertakings.

        The Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (a)
  to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (b)
    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (c)
    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

    provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

  (5)
  That, for the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered under this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, GRIC Communications, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milpitas, State of California, on this May 16, 2002.

GRIC COMMUNICATIONS, INC.
By:	/s/ DR. HONG CHEN Dr. Hong Chen Chief Executive Officer

POWER OF ATTORNEY

        Each individual whose signature appears below constitutes and appoints Kim S. Silverman and David L. Teichmann, and each of them, his true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 415 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:
/s/ DR. HONG CHEN Dr. Hong Chen	Chief Executive Officer and Director	May 16, 2002
Principal Financial Officer and Principal Accounting Officer:
/s/ KIM S. SILVERMAN Kim S. Silverman	Vice President and Chief Financial Officer	May 16, 2002
Additional Directors:
/s/ ROGER L. PEIRCE Roger L. Peirce	Director	May 16, 2002

/s/ BHARAT DAVÉ Bharat Davé	Chief Operating Officer, President and Director	May 16, 2002
/s/ DR. YEN-SON (PAUL) HUANG Dr. Yen-Son (Paul) Huang	Director	May 16, 2002
/s/ KHENG NAM LEE Kheng Nam Lee	Director	May 16, 2002
/s/ GERALD WRIGHT Gerald Wright	Director	May 16, 2002
/s/ JOSEPH M. ZAELIT Joseph M. Zaelit	Director	May 16, 2002
/s/ ROBERT SHEN Robert Shen	Director	May 16, 2002
/s/ MARK HSU Mark Hsu	Director	May 16, 2002
/s/ HOCK CHUAN TAM Hock Chuan Tam	Director	May 16, 2002

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description					Filed Herewith
		Form	File No.	Exhibit	Filing Date
3.05	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation	8-K	000-27871	3.05	4/29/02
4.03	Investors' Rights Agreement dated April 19, 2002 among Registrant and the security holders listed in the agreement.	8-K	000-27871	4.03	4/29/02
5.01	Opinion of Fenwick & West LLP regarding the legality of the shares being registered.					X
10.29	Amended and Restated Series A Preferred Stock and Warrant Purchase Agreement dated April 19, 2002.	8-K	000-27871	10.29	4/29/02
10.30	Amended and Restated Voting Agreement dated April 19, 2002.	8-K	000-27871	10.30	4/29/02
10.31	Stockholder Agreement dated April 19, 2002.	8-K	000-27871	10.31	4/29/02
10.32	Amended and Restated Lock-up Agreement dated April 19, 2002.	8-K	000-27871	10.32	4/29/02
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X
23.02	Consent of Ernst & Young LLP, Independent Auditors.					X
24.01	Power of Attorney (see page II-4).					X

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TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
GRIC COMMUNICATIONS, INC.
RISK FACTORS
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
DOCUMENTS INCORPORATED BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX